UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2016

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of New Director

At its meeting on June 23, 2016, the board of Directors (the “Board”) of Matson, Inc. (“Matson” or the “Company”) approved an increase in the number of directors on the Board from seven (7) to eight (8) and appointed Stanley M. Kuriyama as a member of the Board effective immediately to fill the vacancy created thereby.

There are no arrangements or understandings between Mr. Kuriyama, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Kuriyama was selected as a director.

Mr. Kuriyama has not been appointed to serve on any Board committees.

Mr. Kuriyama is the Executive Chairman of Alexander & Baldwin, Inc.  From January 2010 until his retirement in December 2015, Mr. Kuriyama served as Alexander & Baldwin’s president and chief executive officer.

As a non-employee director, Mr. Kuriyama will participate in the non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2016, which description is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Kuriyama to the Board is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(a) - (c) Not applicable.

(d) Exhibits.

99.1                        Press Release issued by Matson, Inc., dated June 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President & Chief Financial Officer

Dated: June 23, 2016